Exhibit 99.2

[American Home Mortgage Investment Corp. Logo]

FOR IMMEDIATE RELEASE
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      American Home Mortgage Investment Corp. Provides Update on Liquidity

MELVILLE, N.Y.--July 31, 2007 - American Home Mortgage Investment Corp. (NYSE:
AHM) today reported that it is working diligently to determine how best to resolve the liquidity issues that have recently developed with respect to its business. These issues are primarily the result of the unprecedented disruption now occurring generally in the secondary mortgage market.

American Home Mortgage noted that this disruption has fueled concerns in the market regarding credit risk, causing many market participants to suspend the purchase of loans from a variety of originators including American Home. Accordingly, American Home is currently experiencing a hindering of access to its traditional credit facilities. Additionally, American Home's lenders have initiated margin calls in response to the decline in the collateral value of certain of the Company's loans and securities held in its portfolio. The Company has received and paid very significant margin calls in the last three weeks and has substantial unpaid margin calls pending. Further pressure on the Company's liquidity presently exists due to its warehouse lenders effectively reducing, in this environment, their advance rate on new loans made by the Company.

Based on the foregoing, the Company at present is unable to borrow on its credit facilities and was unable to fund its lending obligations yesterday of approximately $300 million. It does not anticipate funding approximately $450 to $500 million today.

American Home Mortgage emphasized that it is seeking the course of resolution, in this environment, that is least disruptive to its business and to the many thousands of home buyers to whom it has committed to provide mortgages. The Company has retained Milestone Advisors and Lazard to assist in evaluating its strategic options and advising with respect to the sourcing of additional liquidity including the orderly liquidation of its assets.

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward-looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

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CONTACT:

Mary M. Feder
Vice President, Investor Relations
(631) 622-6469
mary.feder@americanhm.com